                             EMPLOYMENT AGREEMENT
                             --------------------


     THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into as of the 1st day of June, 2001, by and between SourcingLink.net, Inc., a Delaware corporation (the "Company") and Dan Rawlings (hereinafter "Employee").


                             W I T N E S S E T H:
                             - - - - - - - - - -

     In consideration of the mutual covenants and obligations herein set forth, the parties hereto agree as follows:

     1.  Engagement; Nature of Duties; Reporting.  Company has engaged Employee,
         ---------------------------------------
for the period hereinafter set forth, to serve as and hold the offices of Chief Executive Officer and President of the Company, and to perform the duties and exercise the powers of such offices as currently provided in the Bylaws of the Company. Employee has agreed to serve in such capacity and to continue to serve hereunder and to do and perform the services, acts, or things necessary to carry out the duties of such offices, and such other duties, not inconsistent with such office and Employee's position as Chief Executive Officer and President of the Company, as Company and Employee may mutually agree. Employee shall report only to the Board of Directors of the Company.

     2.  Term.  The term of employment pursuant to this Agreement shall be for a
         ----
period commencing on June 1, 2001 through and including May 31, 2002, unless sooner terminated in accordance with the provisions hereof.

     3.  Performance of Duties.  Employee shall devote such time and attention
         ---------------------
to Employee's duties as may be reasonably necessary to perform and carry out such duties. Except for such activities and other business dealings as do not, in the reasonable judgment of the Board of Directors of the Company, unreasonably interfere with the performance of Employee's duties hereunder, Employee's services shall be exclusive to the Company while employed by the Company, and Employee shall not accept any other employment or position, of any nature, without the prior written consent of Company.

     Employee shall perform his duties hereunder primarily in the Company's principal executive offices in San Diego, California, or where otherwise relocated in San Diego County, and shall, other than customary travel incident to performance of his duties hereunder, not be required to perform such duties at any other location. Employee shall not be required to relocate outside of San Diego County, California without his consent.

     4.   Compensation.
          ------------

          (a) Base Salary. Company shall pay to Employee a base salary in the amount of Two Hundred Sixty-five Thousand Dollars ($265,000) per year, payable in periodic installments in accordance with Company's prevailing policy for compensating personnel, but not less often than semi-monthly. Employee's base salary will be reviewed and be subject to adjustment, on an annual basis, in good faith by the Board of Directors of the Company; provided, however, such base salary may not be reduced without Employee's consent.

          (b) Cash Bonus. In addition to the foregoing base salary, and any and all other compensation, profit-sharing participation, benefits or other amounts due to or receivable by Employee pursuant to this Agreement or any plan or program maintained by the Company, Employee shall receive a cash bonus in an amount determined and payable at such time as set forth on Schedule A attached hereto. The foregoing bonus shall be payable within thirty (30) days following the end of the month in which each incremental $1,000,000 in revenue is achieved by the Company. The final bonus payment for the fiscal year ending March 31, 2002 shall be paid following completion of the Company's audit. The final bonus payment shall be an amount that is determined on a prorated basis to the extent the Company's revenue for such fiscal year exceeds $7,000,000. The Company shall pay Employee such final bonus amount determined on a prorated basis by taking the targeted incremental revenue bonus amount under the heading "Noncumulative Additional Cash Bonus Paid for Fiscal Year 2002" on Schedule A multiplied by the fraction the numerator of which is the revenue in excess of the last $1,000,000 target revenue amount exceeded and the denominator is $1,000,000.

          (c) Withholding. Employee acknowledges and agrees that the Company may withhold from any amounts payable under this Agreement any amounts required to be so withheld pursuant to applicable state or federal law, or the regulations of any state or federal governmental unit or taxing authority.

     5.  Stock Options.  The Company's Board of Directors shall meet to approve
         -------------
the grant and issuance to Employee Options to purchase Three Hundred Fifty Thousand (350,000) shares of the common stock of the Company (the "Shares") at an exercise price equal to the fair market value of such stock as of the date Employee commences his employment hereunder. The Company shall grant Employee additional Options following the attainment of any listed revenue target set forth below. Such additional options shall be granted at the end of any quarter during which an incremental revenue target was achieved as reflected in the Company's quarterly financial statements, with the incremental options granted on the date thirty (30) days after the end of such quarter with a purchase price equal to the fair market value of the Company's common stock as determined by the closing price of such stock on the date such Options are granted. The revenue targets for the Company for the fiscal year ending March 31, 2002 are as follows:

                                              Incremental Additional Options
             Revenue of Company                            Granted
             ------------------                             ------
                 $8,000,000                                 10,000
                 $9,000,000                                 10,000
                $10,000,000                                 10,000
                $11,000,000                                 10,000
            $12,000,000, or more                            10,000

          As the Company's revenue during the period ended March 31, 2002 exceeds the cumulative revenue amounts above, the options shall be granted quarterly, and if the revenue of the Company on a year to date basis through and including March 31, 2002 exceeds $10,000,000, Employee shall be granted Options to purchase the shares listed above, provided, however, to be granted the incremental Options for exceeding the $10,000,000, $11,000,000, or $12,000,000 revenue targets, the Company must have achieved net operating margins on all revenue over $10,000,000 of fifty percent (50%), or more, after subtracting Employee's bonus as provided in Section 4(b) above for the revenue increments exceeding $10,000,000.

     6.   Expense Reimbursement.
          ---------------------

          (a) Business Expenses. The services required of Employee by this Agreement shall include the responsibility and duty of entertaining business associates and others with whom Company is, desires to be, or may become engaged in business or with whom it seeks, now or in the future, to develop or expand business relationships, or with whom it is otherwise to the benefit of the Company to establish or maintain communications. It may also be necessary for Employee to travel from time to time on behalf of and for the benefit of the Company, or in furtherance of the Company's business. It is Company's belief that the performance of the Employee's duties in such travel and entertainment activities will be productive of the maximum benefits which Company expects to derive from Employee's services. Accordingly, Company shall pay, or if Employee shall have paid, shall reimburse to Employee, any and all reasonable expenses incurred by him or for his account in the performance of his duties hereunder, including expenses for business, entertainment, promotion, professional association dues and travel by Employee, subject to Employee providing appropriate documentation for such expenses, and to any written policies of the Company.

          (b) Relocation Expenses. In addition to the customary expense reimbursements provided herein, in the event Employee moves his principal residence to San Diego County, California during the twenty-four (24) month period ending May 31, 2003, the Company shall reimburse Employee up to $20,000 for the cost and expense of moving Employee's personal property from his then existing principal residence to his new residence in San Diego County upon delivery of appropriate documentation for such expense.

     7.   Medical and Life Insurance; Pension Benefits.  Employee shall have the
          --------------------------------------------
right to participate in any and all group, life, disability income, health, dental or accident insurance programs applicable to other executive management personnel of Company, and in effect at any time during the period of Employee's employment hereunder, subject only to any eligibility restrictions of such programs in accordance with the Company's policy for its employees then in effect. The Company shall pay all premiums for Employee, and Employee's spouse and dependents, for full coverage under all such health insurance programs. The Company shall acquire for the benefit of Employee term life insurance payable to the beneficiary designated by Employee in a benefit amount of $1,000,000 and Company shall pay the premiums annually for such policy for so long as Employee continues in the employment of the Company; subject to Employee being able to pass an appropriate health physical for the acquisition of a life insurance policy on reasonable terms, and which policy shall exclude appropriate preexisting conditions. Employee shall also have the right to participate in any and all employee retirement benefits plan or profit-sharing plan which Company maintains for its personnel, and in effect at any time during the period of Employee's employment hereunder, on a basis at least as favorable as for any other executive management personnel of the Company, subject to any eligibility or governmental restrictions of such plans. In particular, Employee shall participate in the Company's Simple Individual Retirement Account Plan and have the opportunity to receive matching contributions from the Company of up to $6,000 per year.

     8.   Vacation.  During each twelve month period of employment during the
          --------
term of employment as provided in Section 2 hereof, and thereafter, so long as, Employee continues in the employment of the Company, Employee shall be entitled to a vacation of up to three (3) weeks, without deduction of salary. Such vacation shall be taken at such time or times during the applicable year as may be mutually determined by Employee and Company. Any accrued and unused vacation as of the anniversary date of employment may be carried over to the following year; provided, however, that Employee may not carry over more than two weeks of vacation.

     9.   Termination.
          -----------

          (a) This Agreement may be terminated by Company for Good Cause. As used herein, "Good Cause" shall mean:

              1. Employee has been grossly negligent, or has been guilty of material misconduct in violation of the Company's rules and policies, in the performance of Employee's duties hereunder, which violations cause substantial harm to the Company the Company may thereafter terminate Employee immediately upon written notice; or

              2.  Employee's conviction of a felony or similar crime; or

              3. Employee makes an intentional and improper disclosure of the Company's confidential or proprietary information in breach of Employee's Confidentiality Agreement with the Company.

              4. Employee has failed to demonstrate the ability to meet annual performance standards established by the Board and agreed to by Employee.

              5. Employee has committed materially fraudulent or dishonest acts with respect to the Company.

          (b) Employee shall have the right to terminate this Agreement for Good Reason. As used herein, "Good Reason" shall mean:

              1. A material reduction or adverse change in Employee's title, position, duties or compensation as Chief Executive Officer, as set forth herein, without Employee's prior express written consent;

              2. A relocation of Employee's place of employment outside of San Diego County, California, without Employee's prior express written consent; or

              3. Any other material breach by the Company of its obligations hereunder, which breach remains uncured for thirty (30) days following written notice to the Company of such breach, which notice specifies in reasonable detail the nature of such breach.

     A termination by Employee of his employment hereunder for "Good Reason" shall have the same effect hereunder as, a termination of such employment by the Company without "Good Cause."

          (c) In addition, this Agreement shall automatically terminate upon Employee's death or permanent disability. As used herein, "permanent disability" shall mean Employee's complete inability to perform Employee's duties hereunder, as determined by Employee's physician, which inability continues for more than Ninety (90) consecutive days; provided, however, that in the event any disability income policy maintained by the Company pursuant to
Section 7 hereof contains a definition of "permanent disability" which requires a greater period of continuous inability to perform services, such definition shall control.

     10.  Severance.  Unless this Agreement is terminated by the Company for
          ---------
"Good Cause" as defined above, or this Agreement is terminated by Employee's voluntary termination, Employee shall be entitled to receive, in addition to the amount of any accrued and unpaid salary then due to Employee, and the value of any accrued and unused vacation, the following additional amounts:

          (a) Continuation of base salary payments at the Employee's then-current base salary for six months from termination (the "Severance Period"). Such continuation of base salary shall be paid monthly on a pro rata basis.

          (b) So long as Employee elects continuation coverage under COBRA the Company shall pay the premiums for the Severance Period.

          (c) In the event that this Agreement expires, is terminated or is otherwise not renewed (other than a termination by the Company for Good Cause or voluntary termination by Employee) at least six months after Employee's employment commences hereunder and prior to the end of any fiscal year, Employee shall be entitled to a bonus, proportional to the cash bonus which would have been earned by Employee for such fiscal year under Section 4(b) herein determined on the revenue of the Company recognized during the Severance Period, and shall be payable as otherwise provided in Section 4(b); provided the Company's revenue and, if applicable, net operating margins are determined in accordance with generally accepted accounting principles, meet the levels set out in Section 4(b).

          (d) Following the termination of this Agreement for all other purposes, the Company shall pay Employee under this Section 10(a)-(c) if Employee's employment is terminated for reasons other than for Good Cause or voluntary termination by Employee during the period from June 1, 2002 through November 30, 2002 as provided in this Section 10(a)-(c) for six months and if Employee's employment is terminated thereafter for reasons other than for Good Cause or voluntary termination by Employee then the Company shall pay Employee under Section 10(a)-(c) for three months rather than for six months.

     The Company expressly agrees and acknowledges that, with respect to such payments and other consideration, Employee shall have no duty or obligation to seek or accept other employment, or otherwise mitigate Employee's damages resulting from such termination. Employee agrees and acknowledges that, in the event Employee does obtain other employment following such termination and during the Severance Period, the Company shall be entitled to reduce the amounts payable to Employee hereunder as a result of any compensation paid to Employee with respect to such new employment payable for other employment during the Severance Period. Provided, however, if Employee is employed by a Competitor of the Company as defined in Section 11(b) during the Severance Period, the Company shall pay Employee no further amounts under this Agreement.

     In the event Employee voluntarily terminates this Agreement, then Employee shall be entitled to receive accrued, but unpaid salary, cash bonus and accrued vacation pay, but no other amounts.

     11.  Confidential Information and Non-Competition.
          --------------------------------------------

          (a) Confidentiality. Employee acknowledges that he will have access to certain confidential or proprietary information of the Company, including information developed by Employee in the course of his employment. Employee expressly acknowledges and agrees that such confidential or proprietary information is solely the property of the Company, and that the Company derives material benefits to its business by maintaining the confidentiality of such information. Employee expressly agrees that he will not, during the term hereof or at any time thereafter, directly or indirectly, disclose or use for his own benefit any confidential or proprietary information of the Company, except,
                                                                    ------
only, (i) to the extent required by valid legal process, such as civil
----
discovery, (ii) with the prior express written consent of the Company, or (iii) to the extent such information has become known or available to the public other than as a result of a breach of this Section 11 by Employee or by a third person wrongfully disclosing such information and Employee knows of such wrongful disclosure. If requested by the Company, Employee agrees to execute and deliver a confidentiality and/or invention assignment agreement, not inconsistent with this Section 11.

          (b) Non-Competition. During the period of Employee's employment hereunder, Employee shall not, directly or indirectly, without the prior written consent of the Company, provide consultative services or otherwise provide services to (whether as an employee or a consultant, with or without pay), own, manage, operate, join, control, participate in or be connected with (as a stockholder, partner or otherwise), any business, individual, partner, firm corporation or other entity that is then a competitor of the Company, including any entity engaged in the design, manufacturer and/or distribution of network service systems or software that offer comparable capabilities and features to the retail industry or otherwise competes with the systems that are designed, manufactured, or distributed by the Company or any direct or indirect subsidiary of Company (each such competitor "a Competitor of the Company"), provided, however, that the "beneficial ownership" by Employee, either individually or as a member of a "group," as such terms are used in Rule 13d of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of not more than one percent (1%) of the voting stock of any publicly held corporation shall not alone constitute a violation of this Agreement. It is further expressly agreed that the Company will or would suffer irreparable injury if Employee were to compete with the Company or any subsidiary or affiliate of the Company in violation of this Agreement and that the Company would by reason of such competition be entitled to injunctive relief in a court of appropriate jurisdiction, and, the provisions of Section 19 notwithstanding, Employee further consents and stipulates to the entry of such injunctive relief in such a court prohibiting Employee from competing with the Company or any subsidiary or affiliate of the Company in violation of this Agreement.

          (c) Non-Solicitation of Customers and Suppliers. During the period of Employee's employment hereunder, Employee shall not, directly or indirectly, influence or attempt to influence customers or suppliers of the Company or any of its subsidiaries or affiliates, to divert their business to any Competitor of the Company.

          (d) Non-Solicitation of Employees. Employee recognizes that he possesses and will possess confidential information about other employees of the Company relating to their education, experience, skills, abilities, compensation and benefits and interpersonal relationships with customers of the Company. Employee recognizes that the information he possesses and will possess about these other employees is not generally known, is of substantial value to the Company in developing its business and in securing and retaining customers, and has been and will be acquired by him because of his business position with the Company. Employee agrees that, during the period of Employee's employment hereunder and for a period of one (1) year thereafter, he will not, directly or indirectly, solicit or recruit any employee of the Company for the purposes of being employed by him or by any Competitor of the Company or by any company of which he is employed or has any ownership interest on whose behalf he is acting as an agent, representative or employee and that he will not convey any such confidential information or trade secrets about other employees of the Company to any other person.

     12.  Notices.  Any and all notices which are required or permitted to be
          -------
given by any party to any other party hereunder shall be given in writing, sent by registered or certified mail, electronic communications (including telegram, facsimile or E-mail) followed by a confirmation letter sent by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or messenger service, with the charges therefor prepaid, addressed to such party as follows:

          (a)  Notices to the Employee:

               Dan Rawlings
               _____________

               With copy to:

               _____________
               _____________
               _____________
               _____________

          (b)  Notices to the Company:

               SourcingLink.net, Inc.
               16855 West Bernardo Drive, Suite 260
               San Diego, CA  92127
               Attn: Board of Directors

          With copy to:

               Bruce Feuchter, Esq.
               Stradling, Yocca, Carlson & Rauth
               660 Newport Center Drive
               Suite 1600
               Newport Beach, California 92660-6441

or to such other address as the parties shall from time to time give notice of in accordance with this Section 12. Notices sent in accordance with this
Section 12 shall be deemed effective (i) the first business day following the date of dispatch, if sent by telegram, facsimile or E-mail, and (ii) the actual date of delivery, if sent by registered or certified mail, and an affidavit of mailing or dispatch, executed under penalty of perjury, shall be deemed presumptive evidence of the date of dispatch.

     13.  Entire Agreement and Modifications.  This Agreement, including the
          ----------------------------------
exhibits hereto and the agreements expressly referred to herein, constitutes the entire understanding between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no warranties, representations or other agreements between the parties, in connection with the subject matter hereof, except as specifically set forth herein. No supplement, modification, waiver or termination of this Agreement shall be binding unless made in writing and executed by the party thereto to be bound which expressly states that such writing amends this Agreement.

     14.  Waivers.  No term, condition or provision of this Agreement may be
          -------
waived except by an express written instrument to such effect signed by the party to whom the benefit of such term, condition or provision runs. No such waiver of any term, condition or provision of this Agreement shall be deemed a waiver of any other term, condition or provision, irrespective of similarity, or shall constitute a continuing waiver of the same term, condition or provision, unless otherwise expressly provided. No failure or delay on the part of any party in exercising any right, power or privilege under any term, condition or provision of this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege.

     15.  Survival of Agreement Provisions.  All terms, conditions, provisions,
          --------------------------------
covenants, agreements, representations and warranties made herein shall survive the performance by the parties hereto of their obligations hereunder, and the termination or expiration of this Agreement.

     16.  Severability.  In the event any one or more of the terms, conditions
          ------------
or provisions contained in this Agreement should be found in a final award or judgment rendered by any court or arbitrator or panel of arbitrators of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining terms, conditions and provisions contained herein shall not in any way be affected or impaired thereby, and this Agreement shall be interpreted and construed as if such term, condition or provision, to the extent the same shall have been held invalid, illegal, or unenforceable, had never been contained herein, provided that such interpretation and construction is consistent with the intent of the parties as expressed in this Agreement.

     17.  Headings.  The headings of the Articles and Sections contained in this
          --------
Agreement are included herein for reference purposes only, solely for the convenience of the parties hereto, and shall not in any way be deemed to affect the meaning, interpretation or applicability of this Agreement or any term, condition or provision hereof.

     18.  Applicable Law.  This Agreement shall be governed by and construed in
          --------------
accordance with the laws of the State of California, notwithstanding the fact that one or more counterparts hereof may be executed outside of the state, or one or more of the obligations of the parties hereunder are to be performed outside of the state.

     19.  Arbitration.  The parties hereby agree that all disputes or claims
          -----------
arising hereunder shall be submitted to arbitration in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association.
The parties expressly agree and acknowledge that any award rendered in such arbitration shall be final, binding and conclusive, and judgment may be entered in any court of competent jurisdiction upon any such award. Notwithstanding the foregoing, in the event of an actual or threatened breach of Section 11 hereof, the Company shall be entitled to injunctive relief to enjoin or prevent such breach.

     20.  Attorneys' Fees.  In the event that any party to this Agreement shall
          ---------------
commence any arbitration or other proceeding to interpret this Agreement, or determine or enforce any right or obligation created hereby, including but not limited to any action for rescission of this Agreement or for a determination that this Agreement is void or ineffective ab initio, the
                                           -- ------
prevailing party in such arbitration or other proceeding shall recover such party's costs and expenses incurred in connection therewith, including attorney's fees and costs of appeal, if any. Any arbitrator or panel of arbitrators shall, in making any award in any such arbitration or other proceeding, in addition to any and all other relief awarded to such prevailing party, include in such award such party's costs and expenses as provided in this
Section 20.

     21.  Execution and Counterparts.  This Agreement may be executed in any
          --------------------------
number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one instrument. Any or all of such counterparts may be executed within or outside the State of California. Any one of such counterparts shall be sufficient for the purpose of proving the existence and terms of this Agreement, and no party shall be required to produce an original or all of such counterparts in making such proof. A binding and valid signature by Employee or the Company may be submitted by facsimile.

     22.  Covenant of Further Assurances.  All parties to this Agreement shall,
          ------------------------------
upon request, perform any and all acts and execute and deliver any and all certificates, instruments and other documents that may be necessary or appropriate to carry out any of the terms, conditions and provisions hereof or to carry out the intent of this Agreement.

     23.  Authorization to Work.  Employee hereby represents and warrants to the
          ---------------------
Company, which representation and warranty Employee acknowledges constituted a material inducement to the Company to enter into this Agreement, that Employee has authorization to work in the United States, and shall, at the request of the Company, provide documentation of such authorization as provided in the Immigration Reform and Control Act of 1986, and the regulations thereunder.

     24.  Binding Effect.  Subject to the restrictions in Section 29 hereof
          --------------
respecting assignments, this Agreement shall inure to the benefit of and be binding upon all of the parties hereto and their respective executors, administrators, successors and permitted assigns.

     25.  Compliance with Laws.  Nothing contained in this Agreement shall be
          --------------------
construed to require the commission of any act contrary to law, and whenever there is a conflict between any term, condition or provision of this Agreement and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail, but in such event the term, condition or provision of this Agreement affected shall be curtailed and limited only to the extent necessary to bring it within the requirement of the law, provided that such construction is consistent with the intent of the parties as expressed in this Agreement.

     26.  Gender.  As used in this Agreement, the masculine, feminine or neuter
          ------
gender, and the singular or plural number, shall be deemed to include the others whenever the context so indicates.

     27.  No Third Party Benefit.  Nothing contained in this Agreement shall be
          ----------------------
deemed to confer any right or benefit on any person who is not a party to this Agreement.

     28.  Construction; Representation by Counsel.  The parties hereby represent
          ---------------------------------------
that they have each been advised by independent counsel with respect to their rights and obligations hereunder. This Agreement shall be construed and interpreted in accordance with the plain meaning of its language, and not for or against either party, and as a whole, giving effect to all of the terms, conditions and provisions hereof.

     29.  Assignment.  Neither party may assign this Agreement, or any rights
          ----------
hereunder, without the prior express consent of the other party.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                 "Company"

                                 SourcingLink.net, Inc., a Delaware corporation


                                 By:  /s/ Marcel van Heesewijk
                                      -----------------------------
                                    Its:    Chairman
                                         --------------------------


                                 "Employee"


                                 /s/ Daniel B. Rawlings
                                -----------------------------------
                                Dan Rawlings